EXHIBIT 10.15

            CONSULTING AGREEMENT WITH JIAXIN CONSULTING GROUP, INC.
                             DATED DECEMBER 8, 2004

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FINAL (December 8, 2004)

                              CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is dated for reference this 8th day of December 2004 between China Wireless Communications, Inc., a Nevada corporation (the "Company") and Jiaxin Consulting Group, Inc., a British Columbia corporation (the "Consultant").

WHEREAS:

     A The Company and its subsidiary corporations are in the business of providing a suite of broadband data services, including support for Internet access and wireless telecommunications in Beijing, China.

     B. The Company wishes to become the premier technology services provider in top markets across China.

     C. The Consultant has the knowledge and experience in marketing and development business in China including developing regulatory compliance strategies, developing strategies for marketing, packaging and licensing technology products; developing strategic procurement and licensing arrangements with manufacturers of products; and developing and implementing business strategies for conducting business in Asia, and in particular China; and

     D. The Company wishes to retain the Consultant and the Consultant desires to provide consulting services on the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

ENGAGEMENT

1. ENGAGEMENT: The Company hereby retains the Consultant to render such consulting and advisory services as set forth in Schedule A and as the Company may request from time to time. The Consultant hereby accepts such engagement and agrees to perform such services for the Company upon the terms and conditions set forth in this agreement. The Consultant shall report to the person identified in Schedule A.

         The Consultant shall perform the services hereunder primarily at the business premises of the consultant's office, but it shall, at the Company's expense, also be required to render the services at such other locations as the Company may specify from time to time.

         In rendering services hereunder, the Consultant shall be acting independently of the Company. As such, the Consultant shall have no authority, express or implied, to commit or obligate the Company in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of the Company, which authorization may be general or specific.


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2.       TERM. This Agreement shall commence as of the date first written above and shall continue for a continuous period as set forth in Schedule A (the "Term").

3. COMPENSATION. The Company shall compensate Consultant for its services hereunder as set forth in SCHEDULE A.

4. EXPENSES. The Company shall reimburse the Consultant in accordance with the policies and procedures that the Company establishes from time to time for all reasonable and necessary out-of-pocket expenses that the Consultant incurs in performing the services hereunder, including, without limitation, reasonable travel expenses incurred by the Consultant. Any expenses in excess of $500 shall be pre-approved by the Company.

5. PROTECTION OF TRADE SECRETS, KNOW-HOW AND/OR OTHER CONFIDENTIAL INFORMATION OF THE COMPANY.

         (a) CONFIDENTIAL INFORMATION. Except as permitted or directed by the President of the Company, during the Term or at any time thereafter the Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that the Consultant has acquired or become acquainted with or will acquire or become acquainted with during the Term or during engagement by the Company or any affiliated companies prior to the Term, whether developed by the Consultant or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, products or future products, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. the Consultant acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the Term, the Consultant will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Consultant.

          (b) RETURN OF RECORDS. Upon termination of this Agreement, the Consultant shall deliver to the Company all property that is in its possession and that is the Company's property or relates to the Company's business, including, but not


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                  limited to records, notes, data, memoranda, software,
                  electronic information, models, equipment, and any copies of the same. The Consultant shall permanently delete all of his electronic data containing such property.

6. THE CONSULTANT REPRESENTATIONS AND WARRANTIES. The Consultant represents and warrants to the Company as follows:

         (a) INTELLECTUAL PROPERTY. The Consultant has good and marketable title to all of the inventions, information, material or work product made, created, conceived, written, invented or provided by the Consultant hereunder ("Work Product"), free and clear of all liens, claims, encumbrances or demands of third parties, including any claims by any such third parties of any right, title or interest in or to the Work Product arising out of any trade secret, copyright or patent.

         (b) COMPLIANCE WITH LAWS. All services provided hereunder comply with or will comply with all applicable laws and regulations; and

7. INJURIES.

         (a) INJURIES TO THE CONSULTANT. The Consultant waives any rights to recovery from the Company for any injuries that the Consultant may sustain while performing the services hereunder and that are a result of the Consultant's own negligence.

         (b) INJURIES TO OTHERS. The Consultant agrees to take all necessary precautions to prevent injury to any persons (including the Company's employees) and damage to property (including the Company's property) that occur as a result of the Consultant providing services under this Agreement.

8. INDEMNIFICATION. The Consultant shall indemnify, defend and hold harmless the Company and its officers, directors, agents and employees from and against all claims, losses, expenses, fees (including attorneys' and expert witnesses' fees), costs and judgments that may be asserted against the Company as a result of the acts or omissions of the Consultant in connection with the services provided by the Consultant under this Agreement.


9.       MISCELLANEOUS.

         (a) ENTIRE AGREEMENT. This Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

         (b) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and

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                  the same agreement, and any party hereto may execute this
                  Agreement by signing any such counterpart.

         (c) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

         (d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (e), successors and assigns.

         (e) ASSIGNMENT. This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party.

         (f) MODIFICATION, AMENDMENT, WAIVER OR TERMINATION. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

         (g) NOTICES. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

                  To:      CHINA WIRELESS COMMUNICATIONS, INC.
                           1746 Cole Bouleard, Suite 225
                           Golden, Colorado  80401-3201
                           U.S.A.
                           Fax:  303-278-0092

                  To:      JIAXIN CONSULTING GROUP INC.
                           Suite 1800 - 1095 West Pender Street
                           Vancouver, British Columbia V6E 2M6
                           Canada
                           Fax:  (604) 688-8491

                  Any party may change the address set forth above by notice to each other party given as provided herein.

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         (h)      HEADINGS. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         (i) GOVERNING LAW. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by the laws of the State of Colorado, without giving effect to any choice of law provisions thereof.

         (j) THIRD-PARTY BENEFIT. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

         (k) NO WAIVER. No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by the Consultant shall constitute a waiver of any other right or breach by the Consultant.

         (l)
                  ARBITRATION. Any claim or dispute of any nature between the parties hereto arising directly or indirectly from the relationship created by this Agreement shall be resolved exclusively by arbitration in Denver, Colorado, in accordance with the applicable rules of the American Arbitration Association. The number of arbitrators shall be one. The fees of the arbitrator and other costs incurred by the parties in connection with such arbitration shall be paid by the party which is unsuccessful in such arbitration. The decision of the arbitrator shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than 30 days prior to the date set for hearing, provide to the other party and to the arbitrator a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing.

         (n) WAIVER OF JURY TRIAL. Each party irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.



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         (m)      ADVICE OF COUNSEL. Each party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this agreement.







         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.

CHINA WIRELESS                            JIAXIN CONSULTING GROUP INC.
COMMUNICATIONS, INC.



/s/ PEDRO E. RACELIS III                  /s/ LINCOLN PARKE
PEDRO E. RACELIS III
----------------------------------        --------------------------------------
Authorized Signatory                      Authorized Signatory

                                           LINCOLN PARKE

                                           WITNESS /s/ signature










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                       SCHEDULE A TO CONSULTING AGREEMENT

NAME OF THE CONSULTANT:            JIAXIN CONSULTING GROUP INC.
                       ---------------------------------------------------------

TITLE OF PERSON TO WHOM THE CONSULTANT REPORTS:        PEDRO E. RACELIS III
                                               ---------------------------------
TERM:  Twelve (12)  Months

CONSULTING FEES:

              A consulting fee totaling 3,000,000 shares of common stock (free trading) will be issued by the Company to the Consultant; payment will be distributed based on the company's guideline to issue free trading stock within the corporation's By-Laws; the total number of free trading shares issued to the Consultant will be issued at $0.10 per share; the stock certificates will be made out to the name of the company/address listed as: JIAXIN CONSULTING GROUP INC., 1234 Glen Drive, Vancouver, B.C., M8Y 1H8; Upon execution of this agreement, 250,000 shares of common stock (unrestricted) will be issued to Consultant; further, 250,000 shares of common stock (unrestricted) will be issued monthly during the next eleven months of this agreement; if however, Consultant meets or exceeds their performance objectives before the term of the agreement, the Company may elect to accelerate payment of said stock shares to Consultant.

              An additional payment of 3,000,000 shares of common stock will be issued by the Company to the Consultant upon the completion of any joint-venture, acquisition, merger, partnership or any other business relationship with a telecommunication corporation or entity in China, which was facilitated on behalf of the Company by the Consultant; this additional payment of 3,000,000 shares will be paid in restricted common stock; the stock certificate will be made out to the company/address listed as: JIAXIN CONSULTING GROUP INC., 1234 Glen Drive, Vancouver, B.C., M8Y 1H8 (or assignees). The issue price for the aforementioned restricted stock shares will be at $0.10 per share.

DESCRIPTION OF CONSULTING SERVICES:

      A. to provide general consulting services to the Company in connection with the introductory marketing and research on behalf of the Company in order to secure contracts with other companies in China; Consultant will present to the Company a Letter of Intent (LOI) to acquire a suitable Chinese enterprise within 2 to 3 weeks from execution;

      B. to participate in efforts to raise capital for the Company for investment in China but only to assist in presentations and not to source funds;

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      C.          to assist in strategic business planning in China for the
                  Company and advise the Company with respect to proposed transactions with Chinese enterprises; Consultant will assist the Company to complete the merger/acquisition of the enterprise within 3 to 4 months;

      D. to perform a financial and strategic review of the Company and to assist the Company in formulating its future strategy;

      E. to assist the Company in the performance of due diligence related to potential business arrangements;

      F. assist the company in identifying qualified Directors to join the Board of Directors of the Company;

      G. to provide general consulting services on such matters as may be requested by the Board of Directors of the Company; and

      H. to assist the Company in developing marketing and promotional strategies in China.
























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